Calculation of Filing Fee Tables
S-8
ARROWHEAD PHARMACEUTICALS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share ("Common Stock") to be issued under the Arrowhead Pharmaceuticals, Inc. Amended and Restated 2021 Incentive Plan (the "2021 Plan")	457(a)	10,500,000	$ 74.38	$ 780,990,000.00	0.0001381	$ 107,854.72
2	Equity	Common Stock to be issued under the Arrowhead Pharmaceuticals, Inc. Amended and Restated Inducement Plan (the "Inducement Plan")	457(a)	2,167,050	$ 74.38	$ 161,185,179.00	0.0001381	$ 22,259.67
Total Offering Amounts:						$ 942,175,179.00		$ 130,114.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 130,114.39
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Common Stock that become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock. The "Amount Registered" represents shares of Common Stock issuable under the 2021 Plan. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and are based on the average of the high and low sale prices of the registrant's Common Stock as reported on the Nasdaq Global Select Market on May 1, 2026.

[2]	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares of Common Stock that become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock. The "Amount Registered" represents shares of Common Stock issuable under the Inducement Plan. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and are based on the average of the high and low sale prices of the registrant's Common Stock as reported on the Nasdaq Global Select Market on May 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources